Co-Operative Agreement

FMCCH :Foshan Maternity & Child Care Hospital(佛山市妇幼保健院/佛山市妇儿医院)
PMSHK : Proactive Medicare Services (Hong Kong) Limited

FMCCH entered into an agreement with the Group to create a VIP Obstetric Centre ("VIP Centre"), on the 8th floor of the new wing of FMCCH (the "hospital"). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Foshan. Healthcare executives from the Group's U.S. team will coordinate the supervision and management of the VIP center.

- FMCCH has established a VIP Centre on the 8th floor of the new wing of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant
- FMCCH is responsible to :
  - send people to US for training, operation, medical issues, business and clients management
  - responsible for the maintenance of the VIP centre and the equipments.

Responsible to provide general check up facilities and surgery facilities

- PMSHK is responsible for:
  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary imported equipments and the equipments maintenance
  - First operating year, send and responsible for 3 physicians from hospital to JHI for training.
  - First year, arrange and responsible for a 10 - days visit nurse training course of JHI to the hospital; and a 5 – days visit physician training course of JHI to the hospital. A10 days nurse training course from the Group to hospital each year and start from 2nd year onwards.
  - A 24-hourse hot line service from JHI to the VIP centre
  - Provide and responsible for a total quality management training once per year.
  - Provide business projection and strategy advise, evaluation report to the hospital once per year
- Arrange a clerical nurse to assist the management of the hospital.
- VIP Centre is responsible for:
  - Independent financial reporting of the VIP centre.

    Responsible for the Gas, water, electricity, oxygen, Catering, Disinfectant and telecommunication of the VIP Centre.
  - Responsible for the insurances, daily consumable of the VIP centre.
  - Responsible for the salary related payments of the personnel's of the VIP Centre, whatsoever the shortage because of the revenue of the VIP centre, will be first bared by PMSHK, and then reimbursed to PMSHK by the income of immediate following month.
  - Responsible for the Mark and license fee for JHI.